                              SCHEDULE 14A
                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.  )

  Filed by the Registrant [X]

  Filed by a party other than the Registrant [ ]

  Check the appropriate box:

  [ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e) (2))

  [X]  Definitive Proxy Statement

  [ ]  Definitive Additional Materials

  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          LINDBERG CORPORATION
-----------------------------------------------------------------
       (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X]  No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
-----------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------
  (5)  Total fee paid:
-----------------------------------------------------------------
  [ ]  Fee paid previously with preliminary materials.
-----------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
-----------------------------------------------------------------
  (2)  Form, schedule or registration statement no.:
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  (3)  Filing party:
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  (4)  Date filed:
-----------------------------------------------------------------

                          LINDBERG CORPORATION
                         6133 North River Road
                               Suite 700
                        Rosemont, Illinois 60018


Leo G. Thompson
President and
Chief Executive Officer

                                                       March 25, 1999




TO OUR STOCKHOLDERS:

     You are cordially invited to attend the annual meeting of stockholders of Lindberg Corporation, which will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois, on Tuesday, April 27, 1999, at 9:00 a.m., Chicago time.

     At the meeting, management will review with you the Company's performance during the past year and major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations.

     To assure that your shares are represented at the meeting, please return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting.


                                   Sincerely yours,


                                   /s/Leo G. Thompson

                          LINDBERG CORPORATION

                               __________

                Notice of Annual Meeting of Stockholders

                             April 27, 1999



     The annual meeting of stockholders of Lindberg Corporation will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois on Tuesday, April 27, 1999, at 9:00 a.m., Chicago time, for the following purposes:

     1.   To elect two Class II directors and one Class III director.

     2. To transact such other business as may properly come before the meeting.


     All stockholders of record at the close of business on March 10, 1999 are entitled to vote at the meeting. A list of stockholders of the Company entitled to vote at the meeting will be kept at the offices of the Company for a period of ten days prior to the meeting.

     Stockholders who do not intend to be present at the meeting in person are requested to mark, date, sign and return the enclosed proxy, which does not require postage if mailed in the United States.


                                   S. S. PENLEY
                                   Secretary


Rosemont, Illinois
March 25, 1999

                          LINDBERG CORPORATION
                          6133 North River Road
                                Suite 700
                        Rosemont, Illinois  60018

                               ___________


                                                     March 25, 1999
                            Proxy Statement


                     ANNUAL MEETING OF STOCKHOLDERS

          This proxy statement is furnished in connection with the solicitation by the board of directors of Lindberg Corporation (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held on April 27, 1999, and at any adjournments of such meeting. Stockholders who execute proxies may revoke them at any time before they are voted, either in person at the meeting, by written notice to the Secretary at the above address, or by delivery of a later-dated proxy.

                  SHARES OUTSTANDING AND VOTING RIGHTS

          The Company had outstanding on the record date for the meeting 5,890,386 shares of common stock. Each share has one vote, without the right to cumulate votes in the election of directors. All stockholders of record at the close of business on March 10, 1999 are entitled to vote at the meeting.

                       THE ELECTION OF DIRECTORS

          The board of directors proposes the election of Messrs. G. H. Bodeen and J. T. Schanck as Class II directors, each of whom is an incumbent Class II director, and the election of Mr. W. R. Reum as a Class III director to fill the vacancy created by the retirement of Mr.
J. W. Puth. It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, for the election of Messrs. Bodeen and Schanck as Class II directors and the election of Mr. Reum as a Class III director. Directors are elected by a plurality of the votes cast by the holders of common stock at a meeting at which a quorum is present. This means that the individual receiving the largest number of votes cast will be elected. Broker non-votes, abstentions and proxies specifying "withhold authority" are counted for purposes of establishing a quorum, but will have no effect on the election. Should a nominee become unable to accept nomination or election, which management does not anticipate, the proxies may be voted for such other person as shall be determined by the board of directors in its discretion.

     The following table sets forth information concerning the two nominees for Class II director, the nominee for Class III director, and each Class III and Class I director whose term will continue.

  Name, Year
 First Elected              Principal Occupation for Last
Director and Age            Five Years and Public Company Directorships
----------------            -------------------------------------------
                         Nominees for term expiring in 1999 (Class II)

G. H. Bodeen .....     Chairman  of the  Board of the  Company since
   1960-75             December  1980  and  Chief Executive  Officer
                       from April 1965 to December 1990.

J. T. Schanck ....     Retired;  Vice Chairman, from  September 1986
   1975-68             to  December  1988,  of  Illinois Tool  Works
                       Inc.  (producer  of  specialty  engineered
                       products and systems).

                         Nominee for term expiring in 2000 (Class III)

W. R. Reum .......     Former  Chairman, from April 1991 to February
        56             1999,  and  Chief  Executive  Officer,  from
                       January   1991  to  February   1999,  of  The
                       Interlake Corporation (designer, manufacturer
                       and distributor  of automotive, aerospace  and
                       material handling  products).  Also a director
                       of AMSTED Industries Incorporated.

                         Director whose term expires in 2000 (Class III)

L. G. Thompson ...     President  and Chief Executive Officer of the
   1987-58             Company since January 1991.

                         Directors whose term expires in 2001 (Class I)

Dr. R. F. Decker .     Chairman  since  December  1988 of  Thixomat,
   1987-68             Inc.   (a  general   partnership   formed  to
                       promote   and   commercialize   Thixomolding (TM)
                       technology  and in  which the  Company  has a
                       minority   investment)(1).     Chairman  from
                       December  1988 to December 1998 of University
                       Science   Partners,  Inc.  (a  now  dissolved
                       general  partnership  that funded,  developed
                       and  commercialized  university and  national
                       laboratory  technology). Also  a  director of
                       Special Metals Corporation.

R. A. Jean .......     President  since May 1997 and Chief Executive
   1995-56             Officer   since  February   1999   of  Varlen
                       Corporation   (manufacturer   of   engineered
                       products);   Chief  Operating   Officer  from
                       February  1993 to January  1999 and Executive
                       Vice  President  from  February  1993 to  May
                       1997.       Also   a   director   of   Varlen
                       Corporation.

--------------------
(1) Dr. Decker and the Company each own a 17% interest in Thixomat, Inc.

     The board of  directors recommends that  stockholders vote FOR  the
election of each of the foregoing nominees for directors.       ---

Functioning of the Board and Committees

     The Company's board of directors has an executive compensation committee, an audit committee and a finance committee.

     Members of the executive compensation committee are J. T. Schanck, chairman, G. H. Bodeen and R. F. Decker. The committee reviews the performance of the Company's Chief Executive Officer, makes recommendations to the full board of directors with respect to salary policy and compensation of senior officers, and administers the 1991 Stock Option Plan for Key Employees. The committee also performs the function of a nominating committee, reviewing and making recommendations to the full board with respect to candidates for membership on the board and the qualifications and responsibilities of members of the board. The committee will consider persons brought to its attention by officers, directors and stockholders. Proposals may be submitted to the committee at the address shown on page one of this proxy statement, attention of the Secretary. During 1998, the committee met twice.

     Members of the audit committee are R. F. Decker, chairman, R. A. Jean, J. W. Puth and J. T. Schanck. Its responsibilities are to review
(i) audit procedures and the scope of examination by the Company's independent public accountants, (ii) results of the annual audit by the Company's independent public accountants, and (iii) internal audit procedures, and to recommend to the full board annually the independent public accountants. During 1998, the committee met once.

     Members of the finance committee are J. W. Puth, chairman, G. H. Bodeen, R. A. Jean and L. G. Thompson. The committee reviews and makes recommendations to the full board regarding capital investments, dividend policy and major financial matters. During 1998, the committee did not meet.

     The board of directors of the Company met on six occasions during 1998.

                         EXECUTIVE COMPENSATION

Compensation Overview

     The Company compensates its executive officers at competitive levels while at the same time structuring that compensation in a manner that links executive compensation to the performance of the Company. The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and the Company's other executive officers.

                       SUMMARY COMPENSATION TABLE

                                                        Long Term
                               Annual Compensation     Compensation
                               -------------------     ------------
                                                        Securities
Name and Principal                                      Underlying
Position               Year    Salary        Bonus        Options
------------------     ----     ($)          ($)(1)       (#)(2)
                               --------------------    ------------
L. G. Thompson....     1998    300,000      300,000       60,000
  President and        1997    283,344      181,500       25,000
  Chief Executive      1996    268,764       67,950       24,000
  Officer

S. S. Penley......     1998    155,000      133,500       27,000
  Senior Vice          1997    149,667       48,625       10,000
  President and        1996    144,000       25,500        7,000
  Chief Financial
  Officer

M. W. Nelson......     1998    155,000       70,950       13,500
  Senior Group Vice    1997    149,667       55,825       10,000
  President            1996    144,000       48,950       10,000

P. J. McCarren....     1998    135,000       67,500        9,000
  Group Vice           1997    115,167       38,975        2,000
  President            1996    107,000       33,050        2,500

------------------
(1)  Cash bonuses.

(2) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Options become exercisable in four equal annual installments commencing on the first anniversary of the grant. The exercise price for shares granted under such options is their fair market value at the time of grant.


     Compensation of non-employee directors consists of an annual retainer fee of $20,000 and a fee of $1,000 for each board or committee meeting attended. In addition, each committee chairman receives $2,000 per year. Under the Company's 1991 Stock Option Plan for Directors, each non-employee director is granted, upon becoming a director, options to purchase 9,000 shares of the Company's common stock, exercisable in equal installments on each of the first, second and third anniversaries of the grant. On January 25, 1997, the Company granted each of the non-employee directors except Mr. Jean options under the plan to purchase an additional 7,500 shares of the Company's common stock, exercisable in equal installments on each of the first, second and third anniversaries of the grant. Mr. Jean was granted 7,500 options on October 29, 1998. The exercise price for shares granted under the plan is their fair market value at the time of grant.

     In addition to his consulting fee described in the next paragraph and the non-employee director fee described in the previous paragraph, Mr. Bodeen received a fee of $37,500 as Chairman of the Board in 1998.

     Mr. Bodeen retired as an employee of the Company effective January 1, 1991 and entered into an agreement to provide consulting services to the Company. In consideration for the consulting services, Mr. Bodeen receives annual compensation of $100,000 until December 31, 2000, and certain perquisites consistent with the position. The agreement prohibits Mr. Bodeen from competing with the Company during the term of the agreement. In the event that during the term of the agreement Mr. Bodeen becomes permanently disabled or dies, he or his wife will receive annually one-half the amount of compensation he would have otherwise received under the agreement.

     In addition to his fees as a Director, Chairman of the Board and consultant described above, Mr. Bodeen receives annual retirement benefits of $91,017 under the Company's Supplemental Retirement Benefits Plan.

Option Grants and Exercises in 1998 and Table of Year-End Option Values

     The Company granted options to its executive officers and some of its other employees in 1998. The following table sets forth information concerning individual grants of stock options to the Company's executive officers during 1998.

                         OPTION GRANTS IN 1998

                                                               Potential Realizable
                                                                  Value at Annual
                           Percent of                                Rates of
                          Total Options  Exercise                   Stock Price
               Number of    Granted to    Price                  Appreciation For
                Options    Employees In    Per    Expiration        Option Term
Name           Granted(1)  Fiscal Year   Share(2)    Date     0%(3)  5%(4)    10%(4)
----           ---------- -------------  -------- ----------  -----------------------
L. G. Thompson   30,000       16.5%      $13.000   01/31/08    $0  $245,269  $621,560
                 30,000       16.5%       12.625   10/29/08     0   238,194   603,630
S. S. Penley     15,000        8.2%       13.000   01/31/08     0   122,634   310,780
                 12,000        6.6%       12.625   10/29/08     0    95,278   241,452
M. W. Nelson      6,000        3.3%       13.000   01/31/08     0    49,054   124,312
                  7,500        4.1%       12.625   10/29/08     0    59,548   150,907
P. J. McCarren    5,000        2.7%       13.000   01/31/08     0    40,878   103,593
                  4,000        2.2%       12.625   10/29/08     0    31,759    80,484

---------------------------
(1) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.
     Options  become   exercisable  in  four   equal  annual   installments
     commencing on the first anniversary of the grant.

(2)  Market price of the Company's common stock at the time of grant.

(3) This column is included to show that, as the options have an exercise price of market price at grant, the optionees will realize gains only when there is an increase in the stock price above the exercise price, in which event all stockholders will benefit commensurately.

(4) The amounts under the columns labeled "5%" and "10%" are included pursuant to rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. These amounts are based on the assumption that the named executives hold the options granted for the full term of their options and that the price of the Company's common stock appreciates at assumed rates of 5% and 10%, respectively, compounded annually over the term of the options. The actual value of the options will vary in accordance with the market price of the Company's common stock.

     The following table sets forth the aggregate gross value realized of options exercised (market price on date of exercise less exercise price) by executive officers during the fiscal year ended December 31, 1998 and the year-end value of unexercised options held by the executive officers on December 31, 1998.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES

                                         Number of Securities        Value of Unexercised
                                        Underlying Unexercised       In-the-Money Options
                 Shares                   Options at 12/31/98              at 12/31/98
               Acquired on   Value     -------------------------   -------------------------
Name           Exercise(#)  Realized   Exercisable/Unexercisable   Exercisable/Unexercisable
----           -----------  --------   -------------------------   -------------------------
L. G. Thompson        --        $--         67,750 / 90,750           $135,727 / $20,883
S. S. Penley       5,000     16,875         16,000 / 38,000             29,125 /   6,281
M. W. Nelson          --         --         30,500 / 26,000             76,109 /   8,672
P. J. McCarren     2,000     14,250          7,650 / 11,750             17,492 /   2,133


Executive Officer Employment Agreements

     In 1996, the Company entered into employment agreements with L. G. Thompson and S. S. Penley which provide for the payment of compensation and benefits in the event of termination following a change in control of the Company. Each executive whose employment is terminated following a change in control will receive compensation pursuant to the agreement only if the termination was by the Company without cause or by the executive for good reason. Once effective, the agreements provide, in addition to unpaid ordinary compensation and benefits, a lump sum cash payment equal to the executive's annual compensation times 3.0 with respect to L. G. Thompson and 2.5 with respect to S. S. Penley.

Compensation Committee Interlocks and Insider Participation

     The members of the executive compensation committee are J. T. Schanck, chairman, G. H. Bodeen and R. F. Decker. G. H. Bodeen currently holds the office of Chairman of the Company, and was, until January 1, 1991, the Chief Executive Officer of the Company.

   EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are made by the three-member executive compensation committee of the board. Each member of the executive compensation committee is a non-employee director. The committee establishes the compensation of L. G. Thompson, Chief Executive Officer, based on its evaluation of Mr. Thompson's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Thompson. All decisions by the executive compensation committee relating to the compensation of all the Company's officers are reviewed by the full board. Set forth below is the report submitted by Messrs. Schanck, Bodeen and Decker in their capacity as the board's executive compensation committee.

Compensation Policies For Executive Officers

     The executive compensation committee's executive compensation policies are designed to provide competitive levels of compensation that integrate with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

     The executive compensation committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements help align management's and stockholders' interests in enhancing stockholder value. The committee has recommended that incentive pay tied to objective performance of the Company and stock-based incentives should be significant elements of the compensation for the executive officers.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive, is not relevant at the current levels of compensation of the Company's executive officers.

Relationship of Performance Under Compensation Plans

     The primary measure of performance utilized under the Company's compensation plans each year is targeted versus actual annual net earnings for the Company as a whole. In 1998, in the case of Mr.
Penley, the successful completion of acquisition and divestiture projects also accounted for a portion of his bonus. Business unit earnings performance criteria accounted for the rest in the case of Messrs. Nelson and McCarren. Annual operating targets utilized for purposes of evaluating annual bonuses are developed by the Company's senior officers, including Mr. Thompson. They are subsequently approved by the board of directors. In the event that the minimum threshold level of targeted net earnings is not attained, no cash bonus is paid. In 1998, the executive compensation committee awarded cash bonuses to the executive officers based on earnings performance objectives approved by the board.

Other Compensation Plans

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate and has adopted certain retirement, life and health insurance plans. In addition, the board of directors has approved a Supplemental Executive Retirement Benefits Plan (the "Supplemental Plan"). Under the Supplemental Plan, benefits are payable to participants to the extent such benefits exceed the maximum benefits payable under the Lindberg Corporation Pension Plan (the "Pension Plan") (by federal law, deductibility of benefits is limited to those based on maximum annual covered compensation of $150,000 per individual). Benefits under these plans are not directly or indirectly tied to Company performance. Messrs. Thompson, Penley and Nelson are
participants  in  the  Supplemental  Plan.    (See  also  "Pension   and
Retirement Plans.")

CEO Compensation

     The executive compensation committee establishes the annual base salary of the Chief Executive Officer. In setting the base salary of the Chief Executive Officer, the committee considers a number of factors, including competitive compensation data, the individual's experience, responsibility and job performance. The committee considers the same factors in establishing the Chief Executive Officer's incentive pay.

     Mr. Thompson has been Chief Executive Officer since January 1, 1991. His compensation consists of annual base salary, currently at $350,000, incentive cash awards and stock option grants. For 1998, the Company awarded Mr. Thompson a cash bonus of $300,000, which was based entirely on objective performance as measured by actual net earnings against targeted net earnings.




                                        Executive Compensation Committee
                                        J. T. Schanck (Chairman)
                                        G. H. Bodeen
                                        R. F. Decker

Pension and Retirement Plans

     The executive officers of the Company are covered by the Pension Plan. The Pension Plan provides retirement benefits for participating employees which are calculated with reference to years of service and final average monthly compensation (salary and bonus). In addition, Messrs. Thompson, Penley and Nelson are participants in the Supplemental Plan. The following table shows estimated annual benefits payable upon retirement under the Pension Plan and the Supplemental Plan to employees with the indicated years of service and final average annual compensation. The estimated annual benefits are based on the assumption that both plans will continue in effect and that the participant retires at age 65. Benefits are not subject to reduction for Social Security benefits. At December 31, 1998, the credited years of service under the Plan for Messrs. Thompson, Penley and Nelson were 11, 11 and 15, respectively. Currently, they are the only participants in the Supplemental Plan. See "Executive Compensation Committee Report on Executive Compensation-Other Compensation Plans."

                                    Years of Service
Final Average    ----------------------------------------------------
Compensation        10         15         20         25         30
-------------    --------   --------   --------   --------   --------
   $150,000      $ 25,050   $ 37,575   $ 50,100   $ 62,625   $ 75,150
    200,000        33,400     50,100     66,800     83,500    100,200
    250,000        41,750     62,625     83,500    104,375    125,250
    300,000        50,100     75,150    100,200    125,250    150,300
    350,000        58,450     87,675    116,900    146,125    175,350
    400,000        66,800    100,200    133,600    167,000    200,400
    450,000        75,150    112,725    150,300    187,875    225,450


Defined Contribution Plans

     All of the executive officers are eligible to participate in one of the Company's 401(k) defined contribution plans. Under these plans, the Company matches 50% of the participant's contributions up to 4% of compensation.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The chart below sets forth a comparison of the Company's annual stockholder return with the annual stockholder return of (i) the Wilshire Next 1750 Universe index (an index of the stocks of 1,750 companies that have market capitalizations ranging from $244 million to $1.8 billion), and (ii) a peer group of publicly-traded companies that are similar in size and produce products and perform services similar to those of the Company. The companies in the peer group are Ampco-Pittsburgh Corporation, Steel Technologies Inc. and Fansteel Inc., and each company's contribution to the peer group's total value is weighted based on that company's market capitalization. The chart is based on an investment of $100 on December 31, 1993, and assumes that all dividends were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock. The chart and related data were furnished by Wilshire Associates, a Santa Monica, California-based financial and investment firm.



                          FIVE-YEAR CUMULATIVE
                             TOTAL RETURNS


                           [PERFORMANCE GRAPH]


Total returns assume dividends reinvested on ex-date.
Fiscal year ending December 31.


                  12/31/93  12/30/94  12/29/95  12/31/96  12/31/97  12/31/98
                  --------  --------  --------  --------  --------  --------
Lindberg
Corporation         $100      $143      $160      $245      $379      $234

Peer Group -
Metal Processors    $100      $ 84      $ 73      $ 91      $113      $ 67

Wilshire Next 1750  $100      $ 99      $128      $149      $184      $186


                            STOCK OWNERSHIP

     The following table sets forth information as of March 10, 1999 (except as otherwise noted) concerning shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of its outstanding shares, and by the Company's directors and executive officers.


                                         Number
                                        of Shares        Percent of
                                      Beneficially      Outstanding
Name and Address                        Owned(1)           Shares
----------------                      ------------      -----------
5% Stockholders

Ira Sochet.......................       799,200(2)          13.6
  9350 S. Dixie Highway
  Suite 1260
  Miami, Florida  33156

Nancy L. Bodeen..................       452,876(3)           7.7
  1180 Whitebridge Hill
  Winnetka, Illinois 60093

The Killen Group, Inc............       436,016(4)           7.4
  1199 Lancaster Avenue
  Berwyn, Pennsylvania  19312

Dimensional Fund Advisors Inc....       334,500(5)           5.7
  1299 Ocean Ave., 11th Floor
  Santa Monica, California  90401

Directors and Executive Officers

G. H. Bodeen.....................       231,539(6)(7)        3.9
R. F. Decker.....................        15,500(7)           (8)
R. A. Jean.......................         9,500(7)           (8)
J. W. Puth.......................         6,000(7)           (8)
J. T. Schanck....................        15,000(7)           (8)
L. G. Thompson...................       168,000(7)           2.8
S. S. Penley.....................        46,115(7)           (8)
M. W. Nelson.....................        40,576(7)           (8)
P. J. McCarren...................        16,225(7)           (8)
All directors and executive officers as a group
  (9 persons)....................       548,455(9)           9.0


------------------------
(1)  Sole voting and dispositive power, except as otherwise indicated.

(2) Based on report of ownership on amendment to Schedule 13D, dated February 10, 1998, filed with the Securities and Exchange Commission reporting ownership as of February 9, 1998.

(3) Includes 397,201 shares with respect to which N. L. Bodeen has sole voting and sole dispositive power and 55,675 shares held by a family charitable foundation with respect to which shares she has shared voting and shared dispositive power in her capacity as co-trustee with her husband, G. H. Bodeen. Excludes 47,634 shares held by a trust created under the will of L. A. Lindberg of which trust N. L. Bodeen is the beneficiary but with respect to which shares N. L. Bodeen has no voting or dispositive power and disclaims beneficial ownership.

(4) Based on The Killen Group, Inc.'s response to the Company's 1999 5% Stockholders Questionnaire reporting ownership as of March 1, 1999. According to such response, The Killen Group, Inc. has sole power to vote 140,000 shares.

(5) Based on a report of ownership on an amendment to Schedule 13G, dated February 11, 1999, filed with the Securities and Exchange Commission reporting ownership as of December 31, 1998. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 334,500 shares as of December 31, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust, and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) G. H. Bodeen has sole voting and sole dispositive power over 94,750 shares, which includes 75,750 shares he owns directly, 14,000 shares subject to currently exercisable options, and 5,000 shares held by his personal retirement trust of which he is co-trustee and co-beneficiary. In addition, Mr. Bodeen has shared voting and sole dispositive power as to 81,114 shares in his capacity as co-trustee of trusts created under the will of L. A. Lindberg, and Mr. Bodeen also has shared voting and shared dispositive power with respect to 55,675 shares in his capacity as co-trustee with his wife, N. L. Bodeen, of a family charitable foundation.

(7) Includes shares subject to stock options which are currently exercisable or become exercisable within 60 days of March 10, 1999, as follows: G. H. Bodeen and J. T. Schanck, 14,000 shares each; J.W. Puth, 5,000 shares; R. F. Decker, 11,000 shares; R. A. Jean, 9,000 shares; L. G. Thompson, 87,500 shares; S. S. Penley, 24,000 shares;
     M. W. Nelson, 37,000 shares; and P. J. McCarren, 10,025 shares.

(8)  Less than 1% of the outstanding shares of the Company.

(9) Includes 81,114 shares with shared voting power, and 211,525 shares subject to stock options which are currently exercisable or become exercisable within 60 days of March 10, 1999.


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 1998,  P. J.  McCarren filed  one  late report  required  by
Section 16(a) of the Securities Exchange Act of 1934 regarding an otherwise exempt exercise of stock options.

                          FINANCIAL STATEMENTS

     Stockholders are referred to the annual report for the fiscal year ended December 31, 1998, which is enclosed with this proxy statement, for financial and other information about the activities of the Company for such fiscal year, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                             OTHER BUSINESS

     Management knows of no other matters which will be brought before the meeting. However, if any other matter is properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     Any stockholder who intends to present a proposal at the Company's annual meeting to be held in April 2000, and who wishes to have a proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Company's Secretary. All proposals must be received by the Secretary no later than November 26, 1999 and must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

     Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholders must comply with the procedures specified by the Company's By-Laws. The By-Laws, which are available upon request from the Secretary, require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Secretary not fewer than 30 and not more than 60 days before the meeting.

     The By-Laws also provide that nominations for director may only be made by the Board of Directors (or an authorized board committee) or by a stockholder entitled to vote who sends notice to the Secretary not fewer than 30 and not more than 60 days before the annual meeting.

     To be eligible for consideration at the 2000 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary not fewer than 30 and not more than 60 days before the meeting. This advance notice period is intended to allow all stockholders to have an opportunity to consider all business and nominees expected to be considered at the meeting.

            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     During 1998, the Company engaged Arthur Andersen LLP as its independent public accountants.

     The appointment of auditors is approved annually by the board of directors, upon recommendation of the audit committee. The audit committee expects to recommend that Arthur Andersen LLP be selected as auditors for 1999.

     It is expected that a representative of Arthur Andersen LLP will be present at the annual meeting of stockholders, with the opportunity to make a statement and to respond to appropriate questions by stockholders.

                                GENERAL

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers, directors and employees of the Company may solicit proxies on its behalf by means of telephone or telegraph. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and reimburse them for their reasonable out-of-pocket costs.

                                   By Order of the Board of Directors


                                   S. S. PENLEY
                                   Secretary

PROXY                   LINDBERG CORPORATION                   PROXY
      6133 North River Road, Suite 700 . Rosemont, Illinois  60018

      This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints G. H. Bodeen, L. G. Thompson and S.
S. Penley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Lindberg Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on April 27, 1999, or any adjournment thereof. A majority (or if only one, then that one) of the above Proxies (or their substitutes) present and acting at the meeting shall have all of the powers conferred hereby.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

     If no  direction is  made, this  proxy will  be voted  FOR ALL  the
director nominees listed on the reverse side.               -------

       PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE.

             (Continued and to be signed on reverse side.)

                          LINDBERG CORPORATION

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [Darkened oval]

     The board of directors recommends that stockholders vote FOR the director nominees listed below.

                                                         For All Except
                                                          the nominee
                                   For    Withhold        whose name
1.   ELECTION OF DIRECTORS -       All      All          appears below.
     Nominees:  G. H. Bodeen,
     J. T. Schanck and            [oval]   [oval]            [oval]
     W. R. Reum
                                                         ______________


2.   IN THEIR DISCRETION, ON ANY
     OTHER MATTERS THAT MAY
     PROPERLY COME BEFORE THE
     MEETING.

                                   Please sign exactly as name or  names
                                   appear below.   Joint  owners  should
                                   each sign personally.  If you sign as
                                   agent or in any other  representative
                                   capacity, please  state the  capacity
                                   in which you sign.  Attorneys  should
                                   submit powers of attorney.

                                       Date: _________________, 1999

                                   Signature(s) ____________________

                                   _________________________________


                        YOUR VOTE IS IMPORTANT.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.